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                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated March 24, 2003, except for Note 19 paragraph 10, as to which the date is April 9, 2004, relating to the financial statements for the year ended December 31, 2002 of CanArgo Energy Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                        /s/ PRICEWATERHOUSECOOPERS LLP

                                        PricewaterhouseCoopers LLP


London, England
January 25, 2006